EXHIBIT 5

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110

October 5, 2006

Indevus Pharmaceuticals, Inc.

33 Hayden Avenue

Lexington, MA 02421

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to the registration statement by Indevus Pharmaceuticals, Inc., a Delaware corporation (the “Company”) of up to 3,000,000 shares of Common Stock, par value $.001 per share (the “Shares”), which may be issued pursuant to the exercise of options and other equity incentive awards granted under the Company’s 2004 Equity Incentive Plan, as amended, and up to 567,300 shares offered for resale (together referred to as the “Shares”) as set forth in the Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about the date hereof under the Securities Act of 1933, as amended (such registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement, the 2004 Plan, or the applicable Restricted Stock Award or Performance Stock Award (each as defined in the Registration Statement), will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Burns and Levinson LLP
BURNS & LEVINSON LLP